Exhibit 99.2

CleanSpark Announces Pricing of $200 Million Underwritten Public Offering

SALT LAKE CITY, March 15, 2021 /PRNewswire/ -- CleanSpark, Inc. (Nasdaq: CLSK) (“CleanSpark”), a diversified software, services, and bitcoin mining company, today announced the pricing of its previously announced underwritten public offering of 9,090,910 shares of common stock at a public offering price of $22.00 per share.

H.C. Wainwright & Co. is acting as the sole book-running manager for the offering.

The gross proceeds are expected to be approximately $200 million, before deducting underwriting discounts and commissions and other offering expenses payable by the Company. The offering is expected to close on or about March 18, 2021, subject to satisfaction of customary closing conditions.

CleanSpark intends to use the net proceeds from the offering for working capital and general corporate purposes, including infrastructure expansion, the acquisition of additional cryptocurrency miners and further development of its mVoult product lines, as well as acquisitions or strategic investments in complimentary businesses, products, services or technologies.

An automatic shelf registration statement on Form S-3 (File No. 333-254290) relating to the securities being offered was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 15, 2021, which became effective upon filing. The offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the automatic shelf registration statement. Copies of the final prospectus supplement and accompanying prospectus relating to the proposed offering, when available, may be obtained from H.C. Wainwright & Co., LLC, 430 Park Avenue, New York, NY 10022, by email at placements@hcwco.com or by phone at (646) 975-6996. Before you invest, you should read the final prospectus supplement and accompanying prospectus and the other documents that CleanSpark has filed with the SEC for more complete information about CleanSpark and the proposed offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CleanSpark:

CleanSpark, Inc., a Nevada corporation, is in the business of providing advanced software and controls technology solutions to solve modern energy challenges. CleanSpark has a suite of software solutions that provide end-to-end microgrid energy modeling, energy market communications, and energy management solutions. CleanSpark’s offerings consist of intelligent energy monitoring and controls, intelligent microgrid design software, middleware communications protocols for the energy industry, energy system engineering, custom hardware solutions, microgrid installation and implementation services, traditional data center services and software consulting services.

The Company and its subsidiaries also own and operate a fleet of Bitcoin miners at its facility outside of Atlanta, Georgia.

Forward-Looking Statements:

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s public offering and other statement regarding the expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these forward-looking statements by using words such as “expect,” “target,” “anticipate,” “believe,” “could,” “should,” “estimate,” “intend,” “may,” “will,” “plan,” “goal” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, risks that the proposed offering is not completed due to market conditions, failure to satisfy the conditions to closing of the offering or other factors and other risks described in the Company’s prior press releases and in its filings with the SEC, including under the heading “Risk Factors” in the Company’s preliminary prospectus supplement and accompanying prospectus related to the proposed offering and any other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this press release (including any forward-looking statements contained herein) to reflect events or circumstances after the date hereof. Furthermore, the Company cannot guarantee future results, events, levels of activity, performance, projections or achievements.

Contact - Investor Relations:

CleanSpark Inc.

Investor Relations

(801)-244-4405